Exhibit 10.3
VIRGINIA PARTNERS BANK
2015 INCENTIVE STOCK PLAN
(Effective April 28, 2015)
ARTICLE I
Establishment, Purpose, and Duration
1.1Establishment of the Plan. Virginia Partners Bank, a state banking association formed under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes its incentive compensation plan for the Company and its Subsidiaries. The plan shall be known as the “Virginia Partners Bank 2015 Incentive Stock Plan,” as set forth in this document, and shall be referred to herein as the “Plan.” Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and Performance Units to Employees; and the grant of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and Performance Units to Non-Employee Directors. The Plan was adopted by the Board of Directors on March 17, 2015, to become effective (the “Effective Date”) on April 28, 2015, if approved by shareholders of the Company on that date in accordance with applicable laws.
1.2Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Non-Employee Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees and Non-Employee Directors upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.
1.3Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein. No Award may be granted under the Plan after April 27, 2025. Awards outstanding on such date shall remain valid in accordance with their terms. The Board of Directors shall have the right to terminate the Plan at any time pursuant to Article XV herein.
ARTICLE II
Definitions
2.1Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(b)“Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature or acknowledgment will be required from the Participant in the case of a Stock Award with no vesting conditions.
(c)“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, or Performance Units.
(d)“Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under the Plan.

(e)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means the person designated by a Participant pursuant to 18.9 herein.
(g)“Board” or “Board of Directors” means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which case it shall mean the Board of Directors of that Subsidiary.
(h)“Change of Control” shall be deemed to have occurred if the conditions in any one of the following three paragraphs have been satisfied:
(i)The consummation, after the Effective Date, of a transaction or series of transactions that result in any Person (other than the Company or any then current subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any then current subsidiary), together with all Affiliates and Associates of such Person, being the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the total combined voting power of all classes of the Company’s then outstanding securities;
(ii)The consummation, after the Effective Date, of any of the following transactions: (A) the Company consolidates with, or merges with, any other Person and the Company is not the continuing or surviving corporation, (B) any Person consolidates with or merges with the Company, and the Company is the continuing or surviving corporation and, in connection therewith, all or part of the outstanding common stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company is a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) the Company sells or otherwise transfers 50% or more of the consolidated assets of the Bank and its subsidiaries to any Person or Persons, or any Person or Persons acquire 50% or more of the consolidated assets of the Company and its subsidiaries; provided, in the case of (A), (B) and (C), however, if the Company shall become a subsidiary of a corporation or other organization or shall be merged or consolidated into another corporation or organization, and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Company immediately before such acquisition, merger, or consolidation, in substantially the same proportion as their ownership of such voting shares immediately prior to such acquisition, merger or consolidation, then no Change of Control shall be deemed to have occurred; or
(iii)If, within any twelve-month period (beginning on or after the Effective Date) the persons who were the Company’s directors immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director.
provided in each case, however, that if the Company shall become a wholly-owned subsidiary of a bank holding company formed by it, then all references to “Company” in paragraphs 2.1(h)(i)-(iii) above shall be deemed to be references to such bank holding company parent of the Company instead, and the term “Incumbent Directors” in paragraph 2.1(h)(iii) above shall include any director of such bank holding company parent who was appointed or elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the Company’s directors who then qualified as Incumbent Directors.
(i)“Code” means the Internal Revenue Code of 1986, as amended, as now in force or hereafter amended, and any regulations promulgated thereunder.
(j)“Committee” means either the Board or the committee of the Board, if any, appointed or otherwise serving, as provided below, to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless a subcommittee is required as provided below or unless the Board determines otherwise. At any time the Company is subject to the Exchange Act, the Committee shall consist of at least two persons, each of whom shall be “independent directors” under applicable stock exchange listing standards. For actions that require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, or any similar or successor rule, and/or “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications.
(k)“Company” means Virginia Partners Bank, or any successor thereto as provided in Article XVII herein.
(l)“Employee” means a current or prospective officer or other employee of the Company or any of its Subsidiaries.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in force or hereafter amended.
(n)“Fair Market Value” of a Share means the closing market price (that is, the price at which last sold on the principal U.S. market or quotation system) of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the exchange for the principal U.S. market or principal quotation system on which the Stock is traded; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(o)“Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
(p)“Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary and who is not an employee of the Company or any Subsidiary.
(q)“Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.
(r)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(s)“Participant” means an Employee or Non-Employee Director who is granted or receives an Award under the Plan.
(t)“Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal applicable thereto. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code therefor. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.
(u)“Performance Goal” means one or more performance measures or goals set by the Committee in its sole and absolute discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant and may include any one or more of the following performance criteria, either individually, alternatively, or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually, or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Stock value or increases therein, (ii) earnings per share or earnings per share growth, (iii) net earnings, (iv) total shareholder return, (v) operating revenue, (vi) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (vii) fully diluted earnings per share after extraordinary events, (viii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (ix) profits or profit growth (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures), (x) operating cash flow, (xi) operating or other expenses or growth thereof, (xii) operating efficiency, (xiii) return on equity, (xiv) return on tangible equity or return on tangible common equity, (xv) return on assets, capital or investment, (xvi) sales or revenues or growth thereof, (xvii) deposits, loan and/or equity levels or growth thereof, (xviii) working capital targets, (xix) assets under management or growth thereof, (xx) cost control measures, (xxi) regulatory compliance, (xxii) gross, operating or other margins, (xxiii) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xiv) interest income, (xxv) net interest income, (xxvi) net interest margin, (xxvii) non-interest income, (xxviii) non-interest expense, (xxix) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxx) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxi) provision expense, (xxxii) productivity, (xxxiii) customer satisfaction, (xxxiv) satisfactory internal or external audits, (xxxv) improvement of financial ratings, (xxxvi) achievement of balance sheet or income statement objectives, (xxxvii) quality measures, (xxxviii) regulatory exam results, (xxxix) achievement of risk management objectives, (xl) achievement of strategic performance objectives, (xli) achievement of merger or acquisition objectives, (xlii) implementation, management or completion of critical projects or processes, or (xliii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole and absolute discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results).
Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.

The Committee shall determine the Performance Period during which a Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee. The Committee retains the sole and absolute discretion to adjust the compensation or economic benefit due upon attainment of Performance Goals and to adjust the Performance Goals themselves, provided that, with respect to an Award intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), any such adjustment shall be made only in conformity with the requirements of Code Section 162(m).
(v)“Performance Period” means the period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such period shall be set by the Committee.
(w)“Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article XI, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Even to the extent a Performance Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Unit Award does not constitute receipt of the underlying Shares.
(x)“Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VIII herein, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article IX herein. The relevant restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee, or both.
(y)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as described in Section 13(d) thereof.
(z)“Plan” means the Virginia Partners Bank 2015 Incentive Stock Plan, as described herein and as hereafter from time to time amended.
(aa)“Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VIII herein.
(ab)“Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. Even to the extent a Restricted Stock Unit is denoted by reference to a number of Shares of Stock, receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.
(ac)“Securities Act” means the Securities Act of 1933, as amended, as now in force or hereafter amended.
(ad)“Stock” or “Shares” means the common stock of the Company.
(ae)“Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.
(af)“Stock Award” means an award of Stock granted to a Participant pursuant to Article X herein.

(ag)“Subsidiary” means, in the case of ISOs, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (a “Section 424(f) Corporation”) (including any entity which becomes a Subsidiary after the adoption of the Plan by the Board) and, in the case of awards other than ISOs, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered to be a single employer together with the Company under Section 414(b) or (c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein).
ARTICLE III
Administration
3.1The Committee. The Plan shall be administered by the Committee, which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made, exercised, paid or distributed; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of the Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan; (vi) to change any Performance Goal; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its sole and absolute discretion. Any determination by the Committee shall be in the Committee’s sole and absolute discretion, and its determination shall be final and binding on all parties. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
The Chairman of the Committee, the Chief Executive Officer, or such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to Participants (including delivery in electronic format).
For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may become vested or be earned or exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.
Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its sole and absolute discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e-mail or specialized software and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts unanimously approved in writing by the Committee without a meeting, shall be deemed the action of the Committee. Notwithstanding any provision of the Plan to the contrary, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board, provided that, unless the Board or the Committee determines otherwise, any action that is required to be taken only by “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code shall be taken only by members of the Committee meeting such qualifications.
The Committee, in its sole and absolute discretion, may delegate to the Chief Executive Officer of the Company the authority to grant Awards under the Plan to individuals, provided the individuals are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee shall establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.
3.2Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees and Non-Employee Directors as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement, except that no signature or acknowledgment will be required from the Participant in the case of a Stock Award with no vesting conditions.
3.3Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be made in its sole and absolute discretion and shall be final, conclusive, and binding.
3.4Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 (or any successor or similar rule) under the Exchange Act or Section 162(m) of the Code.

Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise, at any time the Company is subject to the Exchange Act: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons, if any, whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.
Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.
3.5Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries (but only for the portion of any period so treated as a Subsidiary).
3.6Certain Determinations. In connection with the Committee’s good faith determination of Fair Market Value as required herein, the Committee may, as guidance, take into consideration the book value of the Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company, any reasonably recent trades of the Stock of the Company brought to the attention of the Committee and such additional relevant information as the Committee in its judgment deems necessary. In its sole and absolute discretion, the Committee may, but is not obligated to, consult with and/or engage an investment banker or other appropriate advisor to advise the Committee in connection with its good faith determination of Fair Market Value herein.
ARTICLE IV
Stock Subject to the Plan
4.1Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000. No Award (including an Award that may only be settled in cash) may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued (and not subsequently forfeited) under the Plan and the number of Shares to which other then-outstanding Awards relate, exceeds the number of Shares deemed available under this Article IV.
4.2Lapsed Awards or Forfeited Shares. If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Stock subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.
4.3Delivery of Shares as Payment of Exercise Price or Taxes. Shares withheld, delivered, or otherwise used to pay the Option Price (as defined in Section 6.3 herein) pursuant to the exercise of an Option shall not be available for future Awards under the Plan. Shares withheld by the Company or otherwise used in satisfaction of payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. In connection with the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued upon exercise. To the extent that Shares are delivered or withheld pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued upon exercise.
4.4Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price or Base Value (as defined in Section 7.5 herein), as the case may be, and any limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.
4.5No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE V
Eligibility
Persons eligible to participate in the Plan and receive Awards are all Employees and all Non-Employee Directors who, in the opinion of the Committee, merit becoming Participants. The grant of an Award shall not obligate the Company to pay an Employee or Non-Employee Director any particular amount of remuneration, to continue the employment of an Employee or the service of the Non-Employee Director after the grant, or to make further grants to the Employee or Non-Employee Director at any time thereafter.
ARTICLE VI
Options
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have sole and absolute discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) the aggregate Fair Market Value (determined at the time the Award is granted) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (ii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iii) no ISO may be granted to a Non-Employee Director.
6.2Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, any conditions imposed upon the exercisability of Options based on the attainment of performance criteria, including any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine (subject to the limitations of Section 6.8 herein), which need not be the same for all Participants. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code; provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
6.3Option Price. The exercise price per Share of Stock covered by an Option (the “Option Price”) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.
6.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date (unless on that day the exchange or quotation system on which the Stock then trades or is included is closed, in which case those Options shall expire on the next day on which such exchange or quotation system is open). In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must not be exercisable after the expiration of five years from its Award Date.

6.5Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine (subject to the limitations of Section 6.8 herein), which need not be the same for all Participants.
6.6Method of Exercise and Delivery of Shares After Exercise. Options shall be exercised by the delivery of a notice of exercise to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either in cash or certified check or wire transfer, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise (determined in the Committee’s sole and absolute discretion), by the Company withholding and retaining Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise (determined in the Committee’s sole and absolute discretion) (a “net share exercise”), or by a combination of the foregoing.
To the extent permitted under applicable laws and regulations, at the request of the Participant and with the consent of the Committee in the Committee’s sole and absolute discretion, the Company may cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.
As soon as practicable, after receipt of the notice of exercise and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s sole and absolute discretion, either in book entry or electronic form or by delivery of stock certificates.
As an alternative to the foregoing, if the Committee determines to issue Options that are subject to Section 409A of the Code and are intended to comply with the requirements of Section 409A of the Code, the Committee may provide in the Agreement for a deferred issuance and delivery of the Shares to be issued in connection with the Option exercise at a time or times permitted under Section 409A of the Code. In such event, dividends or other distributions with respect to Shares which would otherwise have been issued and received by the Participant after the exercise if Shares were issued then shall be paid to the Participant currently as and when payable to shareholders of the Company or, if provided in the applicable Agreement, deferred until the underlying deferred Shares are issued and delivered. Any dividends or other distributions which are deferred shall be credited with interest at a reasonable rate as determined by the Committee from time to time.
6.7Restrictions on Stock Transferability. In addition to applicable restrictions under Article XII herein, the Committee may in its sole and absolute discretion impose restrictions on any Shares delivered to a Participant on exercise of an Option under the Plan, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after exercise or issuance. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form. The legend or notation may be the same as that set forth in Section 12.4 herein.
6.8Disqualifying Disposition of Stock Issued on Exercise of an ISO. If a Participant makes a "disposition" (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two years from the Award Date or within one year from the date the Shares of Stock are transferred to the Participant, the Participant shall, within ten days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
ARTICLE VII
Stock Appreciation Rights
7.1Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee.
7.2SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the Base Value (as defined in Section 7.5), the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability or other termination of employment or service, any conditions imposed upon the exercisability of the SAR based on the attainment of performance criteria, including any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine consistent with the Plan. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
7.3Exercise of SARs. SARs may be exercised with respect to all or part of the Shares upon whatever terms and conditions the Committee, in its sole and absolute discretion, imposes upon such SARs. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee (or its delegee).
7.4Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Base Value.
7.5Payment Upon Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (except for applicable tax withholding), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the Base Value of the SAR as designated in the Agreement (which “Base Value” shall be the Fair Market Value per Share on the Award Date or any amount greater than such Fair Market Value stated as the Base Value in the Agreement).
Payment of the SAR Value to the Participant shall be made (i) in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or on the date of settlement in the case of a delayed payment after exercise, (ii) in cash or (iii) in a combination thereof as determined by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement. To the extent payment of the SAR Value is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s sole and absolute discretion, either in book entry or electronic form or by delivery of stock certificates.
To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole and absolute discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.
As an alternative to the foregoing, if the Committee determines to issue SARs that are subject to Section 409A of the Code and are intended to comply with the requirements of Section 409A of the Code, the Committee may provide in the Agreement for a deferred issuance and delivery of the cash to be paid or Shares to be issued in connection with the SAR exercise at a time or times permitted under Section 409A of the Code. In such event, dividends or other distributions with respect to Shares which would otherwise have been issued and received by the Participant after the exercise if Shares were issued then shall be paid to the Participant currently as and when payable to shareholders of the Company or, if provided in the applicable Agreement, deferred until the underlying deferred Shares are issued and delivered. Any cash payment, dividends or other distributions which are deferred shall be credited with interest at a reasonable rate as determined by the Committee from time to time.
7.6Restrictions on Stock Transferability. In addition to applicable restrictions under Article XII herein, the Committee may in its sole and absolute discretion impose restrictions on any Shares delivered to a Participant on exercise of a SAR under the Plan, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after exercise or issuance. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form. The legend or notation may be the same as that set forth in Section 12.4 herein.
ARTICLE VIII
Restricted Stock
8.1Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees and Non-Employee Directors and in such amounts as it shall determine. Unless otherwise provided in the applicable Agreement, Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company or held in escrow by an escrow agent selected, and subject to change from time to time, by the Committee until the termination of the Period of Restriction pertaining thereto.
8.2Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine.
8.3Other Restrictions. The Committee may, in its sole and absolute discretion, impose or notify Participants of other restrictions, including any restrictions under applicable federal or state securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book entry or electronic form.
8.4Certificate Legend or Book Entry Notation. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book entry or electronic form are made subject, pursuant to Section 8.3 herein, any certificates representing Restricted Stock shall bear, and any

Award of Restricted Stock issued in book entry or electronic form shall be subject to, a legend referencing the restrictions on such Stock, which legend or notation may be the same as that set forth in Section 12.4 herein.
8.5Removal of Restrictions. Except as otherwise provided in the Plan, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, delivery of the Shares shall be effected, in the Committee’s sole and absolute discretion, either in book entry or electronic form or by delivery of stock certificates, and the Participant shall be entitled to have the legend required by Section 8.4 herein removed from his stock certificate or similar notation removed from such Shares if issued in book entry or electronic form.
8.6Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise any voting rights with respect to those Shares.
8.7Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relate vest), during the Period of Restriction, recipients of Shares of Restricted Stock shall be entitled to receive currently all dividends and other distributions made in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the Shares of Restricted Stock with respect to which they were paid.
ARTICLE IX
Restricted Stock Units
9.1Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing the right to one Share) to such Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.
9.2Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), any applicable Performance Goal(s) and Performance Period, and such other provisions as the Committee shall determine.
9.3Voting Rights; Dividends and Other Distributions. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the Participant actually receives such Shares. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Unless otherwise provided in the Agreement, if any such dividend equivalents would be paid in Shares, such dividend equivalents shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable.

9.4Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (except for applicable tax withholding) (i) if paid in Shares, a number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse, or (ii) if paid in cash, an amount equal to the product of multiplying (A) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (B) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RSU Value”).
The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.
Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, and if paid in cash shall be valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. To the extent payment of the RSU Value (or the adjusted RSU value) is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s sole and absolute discretion, either in book entry or electronic form or by delivery of stock certificates.
9.5Restrictions on Stock Transferability. In addition to applicable restrictions under Article XII herein, the Committee may in its sole and absolute discretion impose restrictions on any Shares delivered to a Participant in settlement of a Restricted Stock Unit, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after settlement. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form. The legend or notation may be the same as that set forth in Section 12.4 herein.
ARTICLE X
Stock Awards
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to one or more Employees and Non-Employee Directors in such amount or amounts as it shall determine, provided, however, that no Participant may be granted Stock Awards in any calendar year for more than 15,000 Shares. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding). Payment of a Stock Award shall be effected as soon as practicable after the Award Date either in book entry or electronic form or by delivery of stock certificates, as the Committee determines in its sole and absolute discretion.
ARTICLE XI
Performance Units
11.1Grant of Performance Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units under the Plan to such Employees and Non-Employee Directors and in such amounts as it shall determine. Participants receiving Performance Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Units that are deferred compensation covered by Code Section 409A, as well as Performance Units that are not deferred compensation covered by Code Section 409A.
11.2Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal in its sole and absolute discretion for each Participant who is granted a Performance Unit.
The Committee may provide in the Agreement for payment of dividend equivalents with respect to each Performance Unit. A Participant holding Performance Units shall have no right to vote the Shares represented by such Performance Units unless and until the Participant actually receives such Shares.
11.3Settlement of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, in Shares, or in a combination thereof as determined by the Committee. To the extent payment is made, in whole or in part, in Shares, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected, in the Committee’s sole and absolute discretion, either in book entry or electronic form or by delivery of stock certificates.
11.4Restrictions on Stock Transferability. In addition to applicable restrictions under Article XII herein, the Committee may in its sole and absolute discretion impose restrictions on any Shares delivered to a Participant in settlement of a Performance Unit, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after settlement. The Committee shall legend the certificates representing such Shares to give appropriate notice of such restrictions or shall otherwise denote the Shares as being subject to such restrictions, if issued in book entry or electronic form. The legend or notation may be the same as that set forth in Section 12.4 herein.
ARTICLE XII
Restrictions on Transferability of Stock
12.1General Restrictions.
(a)Notwithstanding any provision of the Plan to the contrary, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable.
(b)The Company shall be under no obligation to qualify Shares subject to any Award or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issuance of Shares subject to any Award or causing the issuance of such Shares to be exempt from registration and qualification under applicable federal and state securities laws now in force or as hereinafter amended, except as otherwise agreed to by the Company in writing in its sole and absolute discretion.
12.2Purchase for Investment: Rights of Holder on Subsequent Registration.

(a)Unless and until the Shares to be issued upon grant or exercise of, or otherwise attributable to, an Award under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any Shares unless the person to whom such Shares are to be issued shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares issued pursuant to, or otherwise attributable to, the Award for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued without such registration, a legend to this effect may be endorsed upon the stock certificate of any securities so issued or otherwise noted in the records of the transfer agent with respect to any such securities issued in book entry or electronic form.
(b)In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares attributable to an Award under the Plan, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company may take such action and may require from each Participant such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus, offering circular or any other document that is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
12.3Forfeiture Provisions. The Committee may impose such forfeiture provisions with respect to any Shares attributable to an Award under the Plan as it may deem advisable and it may provide in the Agreement pertaining to the Award.
12.4Certificate Legend or Book Entry Notation. In addition to any other legends placed on certificates, or to which Shares issued in book entry or electronic form are made subject, pursuant to provisions of the Plan, Shares attributable to an Award under the Plan which are subject to forfeiture shall bear the following legend if issued in certificated form and shall be subject to the following legend if issued in book entry or electronic form (such legend to be subject to such modification as the Committee deems appropriate):
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer and/or subject to forfeiture, as set forth in the Virginia Partners Bank 2015 Incentive Stock Plan, in any rules and administrative procedures adopted pursuant to such Plan, and/or in an Agreement dated ___________________. A copy of the Plan, such rules and procedures, and such Agreement may be obtained from the Secretary of Virginia Partners Bank.
Once Shares are released from the referenced restrictions or forfeiture provisions, the Participant or other holder thereof shall be entitled to have the legend required by this section of the Plan removed from his Stock certificate or similar notation removed from such Shares if issued in book entry or electronic form.
ARTICLE XIII
Change of Control
In the event of a Change of Control of the Company, the Committee, as constituted before such Change of Control, in its sole and absolute discretion and without the consent of the Participant (except that it may not take any action which would cause any Award not to comply with Section 409A of the

Code), may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take such actions as the Committee deems appropriate. These actions may include, but shall not be limited to, any one or more of the following actions: (a) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (b) provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity in such Change of Control.
ARTICLE XIV
Amendment, Modification, and Substitution of Awards
Subject to the terms and conditions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after April 27, 2025, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Section 409A of the Code.
Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the exercise price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or exercise price is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Section 4.4 or Article XIII herein.
ARTICLE XV
Amendment, Modification and Termination of the Plan
15.1Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or quotation system on which the Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

15.2Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4, Article XIII or Section 18.12 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XVI
Withholding
16.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, issuance, settlement or payment made under or as a result of the Plan.
16.2Payment of Withholding Obligations with Shares. With respect to withholding required upon the exercise of Non-Qualified Stock Options, upon the lapse of restrictions on Restricted Stock or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee if not otherwise authorized in the Agreement relating to the Award, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.
ARTICLE XVII
Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XVIII
General
18.1Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges or quotation systems) as may be required.
18.2Effect of Plan. The establishment of the Plan shall not confer upon any Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Employee or Non-Employee Director. Participation in the Plan shall not give any Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
18.3Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
18.4Governing Law. The Plan, and all Agreements hereunder, shall be deemed to be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed solely in the Commonwealth of Virginia. Any dispute under the Plan, or under any Agreement hereunder, shall be adjudicated solely and exclusively in the courts of the Commonwealth of Virginia located in the City of Fredericksburg, Virginia, and the Federal Court for the District in which such state court is located, and no other Court shall have jurisdiction of this Plan, any Agreement issued under the Plan, any Award issued under the Plan, or any dispute hereunder. It is the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code. If any provision of the Plan or an Award conflicts with any provision of the Code, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
18.5Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.6Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
18.7Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent Shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange or quotation system upon which the Stock is then traded, listed or quoted. Notwithstanding any provision of the Plan to the contrary, in its sole and absolute discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book entry or electronic form. If the Company issues any Shares in book entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.
18.8Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than upon the death of the Participant in accordance with Section 18.9 herein, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole and absolute discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole and absolute discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms. Any such transfer or assignment supersedes any Beneficiary designation made under Section 18.9 herein with respect to the transferred Award.
18.9Beneficiary Designations. A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its sole and absolute discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

18.10Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change of Control with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.
18.11Banking Regulatory Provision. All Awards under the Plan are subject to a direction by the Company’s primary federal banking regulator which requires Participants to exercise or forfeit the stock rights contained in their Awards if the Company’s capital falls below the minimum requirements, as determined by the Company’s state or primary federal banking regulator. In addition, all Awards shall be subject to any other conditions, limitations and prohibitions under any other financial institution regulatory policy or rule to which the Company is subject.
18.12Nonqualified Deferred Compensation Plan Omnibus Provision. Unless otherwise provided in the applicable Agreement, it is intended that any compensation, benefits or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be nonqualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. Neither the Company nor the Committee, however, shall have any responsibility or liability if any Award is subject to adverse taxation under Section 409A of the Code.
18.13Clawback. All Awards (whether vested or unvested) shall be subject to the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).
ARTICLE XIX
Substitution of Awards under Other Plans or Agreements
The Committee is hereby authorized to grant Awards on such basis as it deems appropriate, and to effect the issuance of Stock under this Plan in substitution for equity compensation awarded and outstanding under any equity compensation plan of, or agreement entered into with, a business entity which is acquired by the Company or otherwise becomes a Subsidiary on such terms and conditions as it deems appropriate. The Committee is expressly authorized to provide that the exercise price of an assumed option may be higher or lower than the Fair Market Value of the Stock to which a substitute Option relates in order to approximate the inherent economic value of the assumed option or stock appreciation right.

As adopted by the Board of Directors March 17, 2015
and approved by the Shareholders on April 28, 2015